Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, October 24, 2023	INVESTOR RELATIONS CONTACT: Marcy Morita - (808) 480-8582 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2023 Third Quarter Financial Results: Delivering for the Future With Launch of Freighter Service and Dreamliner Ticket Sales

HONOLULU — October 24, 2023 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2023.

“I am immensely proud of our team’s continued focus on moving our company forward, particularly in a quarter affected by the tragic wildfires in Maui,” said Hawaiian Airlines President and CEO Peter Ingram. “Underlying demand remains resilient, our brand and business model are core strengths and the major investments we are making now will create substantial value in 2024 and beyond.”

Third Quarter 2023- Key Financial Metrics and Results
	GAAP	YoY Change	Adjusted (a)	YoY Change
Net Loss	($48.7M)	($39.5M)	($54.9M)	($47.2M)
Diluted EPS	($0.94)	($0.76)	($1.06)	($0.91)
Pre-tax Margin	(8.3)%	(6.8) pts.	(9.5)%	(8.2) pts.
EBITDA	($3.2M)	($49.9M)	($11.7M)	($59.6M)
Operating Cost per ASM (CASM)	15.14¢	0.9%	11.27¢	9.2%
Operating Revenue per ASM (RASM)	14.08¢	(5.7)%	N/A	N/A

(a) See Table 4 for a reconciliation of adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items) to each of their respective most directly comparable GAAP financial measure.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of September 30, 2023, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $1.13 billion
•$1.39 billion in liquidity, including its undrawn $235 million revolving credit facility
•Outstanding debt and finance lease obligations of $1.65 billion

Revenue Environment
The Company reported that third quarter revenue was trending positively in July, but the devastating wildfires in Lahaina in West Maui on August 8, 2023 caused a sharp decrease in traffic to Maui. With most areas of the island unaffected by the fires and portions of West Maui reopening to tourism on October 8, 2023, demand for travel to Maui is recovering, but remains below historical levels. Hawaiian’s third quarter schedule was negatively impacted by the July 25, 2023 announcement from RTX, parent company of Pratt & Whitney, of anticipated accelerated removals and inspections of a significant portion of the PW1100G-JM engine fleet, which powers Hawaiian’s A321neo aircraft. This unanticipated time out of service resulted in, among other things, lower-than-expected capacity growth in the quarter.

Operating revenue was down 1.8% from the third quarter of 2022 on 4.1% higher capacity across Hawaiian's network. Passenger traffic remained strong on Hawaiian’s Japan routes in the third quarter of 2023. International revenue increased 90.9% from the third quarter of 2022 on a 43.6% increase in capacity.

Maui Wildfires Relief
In the immediate aftermath of the tragic wildfires that devastated the town of Lahaina in West Maui, Hawaiian increased its schedule to evacuate more than 17,000 displaced visitors and residents within the first 72 hours and to transport vital supplies and first responders. Within the first week of the disaster, Hawaiian carried 54,000 tons of emergency supplies. Hawaiian and its HawaiianMiles members donated millions of miles to the American Red Cross of Hawai‘i, providing the nonprofit with the equivalent of 18,000 free seats to carry volunteers and personnel to and from Maui. Hawaiian also donated $150,000 in cash to charities including the Hawai‘i Foodbank, the Maui Food Bank and the Hawaii Community Foundation’s Maui Strong Fund. And as travel to Maui resumed, Hawaiian led the way with Travel Pono Maui, a video series sharing with visitors what they can expect traveling to Maui now.

Today Hawaiian continues to support ongoing relief efforts through its Malama Maui Desk, which was established to more efficiently help people and organizations seeking flight, cargo or other assistance in the aftermath of the wildfires. Hawaiian has received over 200 individual requests from Hawai’i and across its network to transport donated food and various goods to affected residents as well as passengers providing West Maui support services.

Third Quarter 2023 Highlights

Operations

•Commenced service of its A330-300F contract freighter business on October 2, 2023

Routes and Network

•Announced the resumption of service between Tokyo Haneda Airport, Japan and Kona, Hawai‘i, starting on October 29, 2023
•Began ticket sales on September 6, 2023 for flights on the Boeing 787-9 Dreamliner, which is expected to enter service on select West Coast routes commencing on April 15, 2024

Guest Experience

•Designed new in-flight amenity kits in partnership with Noho Home, which are focused on sustainability and rooted in aloha, available starting November 6, 2023

Environmental, Social and Corporate Governance

•Endowed a scholarship for students studying Information Technology at the University of Hawai‘i

Fourth Quarter 2023 Outlook

The table below summarizes the Company's expectations for the quarter ending December 31, 2023 expressed as an expected percentage change compared to the results for the quarter ended December 31, 2022. Figures include the impacts of the Company’s freighter operation, which are not yet material.

Item	GAAP Fourth Quarter 2023 Guidance	Non-GAAP Equivalent	Non-GAAP Fourth Quarter 2023 Guidance
Available Seat Miles (ASMs)	Up 1.5% to up 4.5%
Operating Revenue per ASM (RASM)	Down 10.0% to down 13.0%
Costs per ASM (CASM)	Up 2.0% to up 4.1%	CASM excluding fuel and non-recurring items (a)	Up 6.5% to up 9.5%
Gallons of Jet Fuel Consumed	Up 5.0% to up 8.0%
Average fuel price per gallon, including taxes and delivery (b)	$3.09	Economic Fuel Price per Gallon (a)(b)	$3.12
Effective Tax Rate	~21%

Full Year 2023 Outlook

The table below summarizes the Company's updated expectations for the full year ending December 31, 2023 expressed as an expected percentage change compared to the results for the year ended December 31, 2022. Figures include the impacts of the Company’s freighter operation, which are not yet material.

Item	Prior GAAP Full Year 2023 Guidance	Updated GAAP Full Year 2023 Guidance	Non-GAAP Equivalent	Prior Non-GAAP Full Year 2023 Guidance	Updated Non-GAAP Full Year 2023 Guidance
Available Seat Miles (ASMs)	Up 8.0% to up 10.0%	Up 7.5% to 8.5%
Costs per ASM	Down 2.1% to down 3.5%	Down 0.8% to down 1.9%	CASM excluding fuel and non-recurring items (a)	Up 3.0% to up 5.0%	Up 4.0% to up 5.5%
Gallons of Jet Fuel Consumed	Up 12.5% to up 14.5%	Up 11.5% to up 13.0%
Average fuel price per gallon, including taxes and delivery (b)	$2.78	$2.89	Economic Fuel Price per Gallon (a)(b)	$2.81	$2.93
Capital Expenditures	$265M to $295M	No change
(a) See Table 3 and Table 4 for a reconciliation of CASM excluding fuel and non-recurring items and economic fuel price per gallon to each of their respective most directly comparable GAAP financial measures.
(b) Fuel Price per Gallon estimates are based on the October 13, 2023 fuel forward curve.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today, October 24, 2023, at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Now in its 94th year of continuous service, Hawaiian is Hawaiʻi's biggest and longest-serving airline. Hawaiian offers approximately 150 daily flights within the Hawaiian Islands, and nonstop flights between Hawaiʻi and 15 U.S. gateway cities – more than any other airline – as well as service connecting Honolulu and American Samoa, Australia, Cook Islands, Japan, New Zealand, South Korea and Tahiti.
Consumer surveys by Condé Nast Traveler and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawaiʻi. The carrier was named Hawaiʻi's best employer by Forbes in 2022 and has topped Travel + Leisure’s World’s Best list as the No. 1 U.S. airline for the past two years. Hawaiian has also led all U.S. carriers in on-time performance for 18 consecutive years (2004-2021) as reported by the U.S. Department of Transportation.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire. As Hawai‘i’s hometown airline, Hawaiian encourages guests to Travel Pono and experience the islands safely and respectfully.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook  (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s timing and expectations related to network and route recovery; expectations for the resumption of service between Tokyo, Japan and Kona, Hawai‘i; expectations for when customers will receive Noho Home in-flight amenity kits; expectations relating to the timing of aircraft, such as the Boeing 787-9 Dreamliner, entry into service; future domestic and international demand for air travel; the Company’s outlook for the quarter ending December 31, 2023 and twelve-months ending December 31, 2023; statements regarding the Company's future performance; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The Company is subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements, including the risks, uncertainties and assumptions discussed from time to time in the Company’s public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$664,866	$663,107	0.3%	$1,858,384	$1,684,599	10.3%
Other	62,813	78,047	(19.5)%	188,826	225,634	(16.3)%
Total	727,679	741,154	(1.8)%	2,047,210	1,910,233	7.2%
Operating Expenses:
Wages and benefits	248,899	206,306	20.6%	728,512	615,091	18.4%
Aircraft fuel, including taxes and delivery	200,069	225,999	(11.5)%	564,075	603,873	(6.6)%
Maintenance, materials and repairs	65,057	59,317	9.7%	169,000	170,934	(1.1)%
Aircraft and passenger servicing	46,225	41,044	12.6%	131,883	110,490	19.4%
Depreciation and amortization	34,760	34,347	1.2%	100,775	102,435	(1.6)%
Commissions and other selling	29,695	32,505	(8.6)%	86,324	81,767	5.6%
Aircraft rent	26,497	25,921	2.2%	80,827	77,987	3.6%
Other rentals and landing fees	46,366	38,370	20.8%	126,574	110,022	15.0%
Purchased services	36,568	31,269	16.9%	108,821	95,713	13.7%
Special items	—	6,303	(100.0)%	—	6,303	(100.0)%
Other	48,460	43,145	12.3%	132,344	112,884	17.2%
Total	782,596	744,526	5.1%	2,229,135	2,087,499	6.8%
Operating Loss	(54,917)	(3,372)	1,528.6%	(181,925)	(177,266)	2.6%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(22,597)	(23,206)		(68,182)	(72,760)
Interest income	13,685	9,287		43,689	20,283
Capitalized interest	2,306	1,061		5,709	3,173
Gains (losses) on fuel derivatives	3,097	(1,063)		(5,627)	(1,063)
Loss on extinguishment of debt	—	—		—	(8,568)
Other components of net periodic benefit cost	(1,707)	1,252		(4,907)	3,812
Losses on investments, net	(4,054)	(4,028)		(6,906)	(38,519)
Gains on foreign debt	4,311	9,978		18,745	42,295
Other, net	(644)	(688)		(1,408)	(2,318)
Total	(5,603)	(7,407)		(18,887)	(53,665)
Loss Before Income Taxes	(60,520)	(10,779)		(200,812)	(230,931)
Income tax benefit	(11,800)	(1,510)		(41,500)	(41,010)
Net Loss	$(48,720)	$(9,269)		$(159,312)	$(189,921)
Net Loss Per Share
Basic	$(0.94)	$(0.18)		$(3.09)	$(3.70)
Diluted	$(0.94)	$(0.18)		$(3.09)	$(3.70)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,632	51,388		51,576	51,344
Diluted	51,632	51,388		51,576	51,344

Hawaiian Holdings, Inc.
Consolidated Balance Sheet (unaudited)

	September 30, 2023 (unaudited)	December 31, 2022
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$110,671	$229,122
Restricted cash	17,250	17,498
Short-term investments	1,023,534	1,147,193
Accounts receivable, net	97,283	113,862
Income taxes receivable	1,660	70,204
Spare parts and supplies, net	53,817	36,875
Prepaid expenses and other	91,754	63,553
Total	1,395,969	1,678,307
Property and equipment, less accumulated depreciation and amortization of $1,143,934 and $1,135,262 as of September 30, 2023 and December 31, 2022, respectively	1,969,556	1,874,352
Other Assets:
Assets held-for-sale	2,813	14,019
Operating lease right-of-use assets	423,706	459,128
Long-term prepayments and other	117,716	100,317
Intangible assets, net	13,500	13,500
Total Assets	$3,923,260	$4,139,623
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$198,007	$196,009
Air traffic liability and current frequent flyer deferred revenue	699,085	590,796
Other accrued liabilities	175,992	182,036
Current maturities of long-term debt, less discount	42,364	47,836
Current maturities of finance lease obligations	9,998	25,789
Current maturities of operating leases	85,214	77,858
Total	1,210,660	1,120,324
Long-Term Debt	1,534,877	1,583,889
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	62,768	75,221
Noncurrent operating leases	311,647	347,726
Accumulated pension and other post-retirement benefit obligations	143,058	135,775
Other liabilities and deferred credits	71,967	94,654
Noncurrent frequent flyer deferred revenue	320,657	318,369
Deferred tax liability, net	88,868	130,400
Total	998,965	1,102,145
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 51,633,094 and 51,450,904 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	516	514
Capital in excess of par value	292,335	287,161
Accumulated income (loss)	(18,556)	140,756
Accumulated other comprehensive loss, net	(95,537)	(95,166)
Total	178,758	333,265
Total Liabilities and Shareholders’ Equity	$3,923,260	$4,139,623

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine months ended September 30,
	2023	2022
	(in thousands)
Net cash provided by (used in) Operating Activities	$2,072	$(24,050)
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(213,152)	(29,717)
Proceeds from the disposition of aircraft and aircraft related equipment	19,911	10,743
Purchases of investments	(320,628)	(751,509)
Proceeds from sales and maturities of investments	452,913	756,561
Net cash used in investing activities	(60,956)	(13,922)
Cash flows from Financing Activities:
Repayments of long-term debt and finance lease obligations	(58,681)	(173,298)
Debt issuance costs and discounts	—	(2,236)
Payment for taxes withheld for stock compensation	(1,134)	(1,842)
Net cash used in financing activities	(59,815)	(177,376)
Net decrease in cash and cash equivalents	(118,699)	(215,348)
Cash, cash equivalents, and restricted cash - Beginning of Period	246,620	507,828
Cash, cash equivalents, and restricted cash - End of Period	$127,921	$292,480

Table 2.
Hawaiian Holdings, Inc.
Selected Consolidated Statistical Data (unaudited)

	Three months ended September 30,				Nine months ended September 30,
	2023	2022		% Change	2023	2022		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations:
Revenue passengers flown	2,828	2,738		3.3%	8,221	7,345		11.9%
Revenue passenger miles (RPM)	4,450,305	4,113,172		8.2%	12,641,181	10,950,031		15.4%
Available seat miles (ASM)	5,166,464	4,957,011		4.2%	15,095,334	13,704,779		10.1%
Passenger revenue per RPM (Yield)	14.94 ¢	16.12 ¢		(7.3)%	14.70 ¢	15.38 ¢		(4.4)%
Passenger load factor (RPM/ASM)	86.1%	83.0%	3.1	pts.	83.7%	79.9%	3.8	pts.
Passenger revenue per ASM (PRASM)	12.87 ¢	13.38 ¢		(3.8)%	12.31 ¢	12.29 ¢		0.2%
Total Operations:
Revenue passengers flown	2,828	2,741		3.2%	8,223	7,361		11.7%
Revenue passenger miles (RPM)	4,451,484	4,117,551		8.1%	12,644,415	10,975,703		15.2%
Available seat miles (ASM)	5,168,883	4,964,785		4.1%	15,100,831	13,744,129		9.9%
Operating revenue per ASM (RASM)	14.08 ¢	14.93 ¢		(5.7)%	13.56 ¢	13.90 ¢		(2.4)%
Operating cost per ASM (CASM)	15.14 ¢	15.00 ¢		0.9%	14.76 ¢	15.19 ¢		(2.8)%
CASM excluding aircraft fuel and non-recurring items (a)	11.27 ¢	10.32 ¢		9.2%	11.13 ¢	10.73 ¢		3.7%
Aircraft fuel expense per ASM (b)	3.87 ¢	4.55 ¢		(14.9)%	3.74 ¢	4.40 ¢		(15.0)%
Revenue block hours operated	53,183	51,284		3.7%	158,058	143,646		10.0%
Gallons of jet fuel consumed	68,521	63,834		7.3%	199,735	174,744		14.3%
Average cost per gallon of jet fuel (actual) (b)	$2.92	$3.54		(17.5)%	$2.82	$3.46		(18.5)%

(a)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(b)    Includes applicable taxes and fees.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$200,069	$225,999	(11.5)%	$564,075	$603,873	(6.6)%
Realized losses on settlement of fuel derivative contracts	3,867	—	100.0%	8,175	—	100.0%
Economic fuel expense	$203,936	$225,999	(9.8)%	$572,250	$603,873	(5.2)%
Fuel gallons consumed	68,521	63,834	7.3%	199,735	174,744	14.3%
Economic fuel price per gallon	$2.98	$3.54	(15.8)%	$2.87	$3.46	(17.1)%

	Estimated three months ending December 31, 2023			Estimated full year ending December 31, 2023
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$209,236	-	$215,215	$771,452	-	$781,830
Realized losses on settlement of fuel derivative contracts	1,977	-	1,977	10,151	-	10,151
Economic fuel expense	$211,213	-	$217,192	$781,603	-	$791,981
Fuel gallons consumed	67,710	-	69,644	266,742	-	270,331
Economic fuel price per gallon	$3.12	-	$3.12	$2.93	-	$2.93

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including adjusted net loss, adjusted diluted EPS, adjusted pre-tax margin, adjusted EBITDA, and adjusted operating cost per ASM (CASM excluding fuel and non-recurring items). Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•CBA related expense.
◦In February 2023, pilots represented by the Air Line Pilots Association (ALPA) ratified a new four-year CBA, which included, amongst other things, a signing bonus, pay scale increases across all fleet types, improved health benefits and cost sharing, and enhancements to the Company's postretirement and disability plans. In connection with the ratification, the Company recorded a signing bonus and vacation liability true-up of $17.7 million which were recorded in wages and benefits during the quarter ended March 31, 2023.
◦In February 2022, the Company received notice from International Association of Machinists and Aerospace Workers (IAM) that the agreement was ratified by its members. The new CBA included a signing bonus of $2.1 million, which was recorded in wages and benefits. During the second quarter of 2022, the Company and the IAM also completed a separation program under the CBA and recognized an additional $2.6 million one-time expense, which was recorded in wages and benefits.

•Contract termination amortization. In December 2022, the Company entered into a Memorandum of Understanding (MOU) with one of its third-party service providers to early terminate its Amended and Restated Complete Fleet Services Agreement (Amended CFS) covering A330-200 aircraft. The Amended

CFS was originally scheduled to run through December 2027, and will now terminate in April 2023. Upon execution of the MOU, the Company recognized in fiscal year 2022 $12.5 million in termination fees. As of December 31, 2022, the Company had approximately $24.1 million in deferred liabilities to be recognized into earnings over the remaining contract term as contra-maintenance materials and repairs expense. During the three and nine months ended September 30, 2023, the Company recognized approximately $0.0 million and $24.1 million, respectively, in amortization within Maintenance, materials and repairs in the Consolidated Statements of Operations.

•Special items. During the third quarter of 2022, we estimated the fair value of our remaining ATR-42 and ATR-72 aircraft, which resulted in the recognition of a $6.3 million impairment charge recorded as a Special item in the consolidated statements of operations.

•Loss (gain) on sale of aircraft. During the second quarter of 2023, the Company completed the sale of one ATR-42 aircraft and recognized a loss of approximately $0.4 million on such sale. During the three months ended June 30, 2022, the Company sold three ATR-72 aircraft and recorded a $2.6 million gain on sale of aircraft, which was recorded in other operating expense.

•Gain on sale of commercial real estate. In February 2023, the Company entered into an agreement for the sale of its commercial real estate and recognized a gain on sale of $10.2 million, which was recorded in Other operating expense in the Consolidated Statements of Operations.

•Interest income on federal tax refund. In March 2023, the Company received $4.7 million in interest income related to a refund received on the Company's income tax return. The interest income received was recorded in Interest income in the Consolidated Statements of Operations.

•Changes in fair value of fuel derivative contracts. Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Loss on extinguishment of debt. During the three and six months ended June 30, 2022, the Company recognized a $8.6 million loss on the extinguishment of its remaining outstanding Series 2020-1A and Series 2020-1B Equipment Notes. Loss on extinguishment of debt is excluded to allow investors to better analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented below.

•Unrealized gain on foreign debt. Unrealized gain on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to the Company's functional currency.

•Unrealized loss on equity securities. Unrealized loss on equity securities is driven by changes in market prices and currency fluctuations, which is recorded in Other nonoperating expense in the Consolidated Statements of Operations.
The Company believes that adjusting for the impact of the changes in fair value of equity securities and fuel derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, and non-recurring expenses and income/gains (including CBA-related, contract termination amortization, interest income on tax refund, gain or loss on sale of aircraft, gain on sale of commercial real estate, and loss on extinguishment of debt), helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended September 30,				Nine months ended September 30,
	2023		2022		2023		2022
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
Net Loss, as reported	$(48,720)	$(0.94)	$(9,269)	$(0.18)	$(159,312)	$(3.09)	$(189,921)	$(3.70)
Adjusted for:
CBA related expense	—	—	—	—	17,727	0.34	4,678	0.09
Contract termination amortization	—	—	—	—	(24,085)	(0.47)	—	—
Special items	—	—	6,303	0.12	—	—	6,303	0.12
Loss (gain) on sale of aircraft	—	—	—	—	392	0.01	(2,578)	(0.05)
Gain on sale of commercial real estate	—	—	—	—	(10,179)	(0.20)	—	—
Interest income on federal tax refund	—	—	—	—	(4,672)	(0.09)	—	—
Changes in fair value of fuel derivative contracts	(6,964)	(0.13)	1,063	0.02	(2,548)	(0.05)	1,063	0.02
Loss on extinguishment of debt	—	—	—	—	—	—	8,568	0.17
Unrealized gain on foreign debt	(4,196)	(0.08)	(9,734)	(0.19)	(18,791)	(0.36)	(41,697)	(0.81)
Unrealized loss on equity securities	2,607	0.05	3,445	0.07	3,149	0.06	22,839	0.44
Tax effect of adjustments	2,344	0.04	497	0.01	7,445	0.15	4,969	0.10
Adjusted net loss	$(54,929)	$(1.06)	$(7,695)	$(0.15)	$(190,874)	$(3.70)	$(185,776)	$(3.62)

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net Loss	$(48,720)	$(9,269)	$(159,312)	(189,921)
Income tax benefit	(11,800)	(1,510)	(41,500)	(41,010)
Depreciation and amortization	34,760	34,347	100,775	102,435
Interest expense and amortization of debt discounts and issuance costs	22,597	23,206	68,182	72,760
EBITDA, as reported	(3,163)	46,774	(31,855)	(55,736)
Adjusted for:
CBA related expense	—	—	17,727	4,678
Contract termination amortization	—	—	(24,085)	—
Special items	—	6,303	—	6,303
Gain on sale of commercial real estate	—	—	(10,179)	—
Interest income on tax refund	—	—	(4,672)	—
Loss on extinguishment of debt	—	—	—	8,568
Changes in fair value of fuel derivative instruments	(6,964)	1,063	(2,548)	1,063
Unrealized gain on foreign debt	(4,196)	(9,734)	(18,791)	(41,697)
Loss (gain) on sale of aircraft	—	—	392	(2,578)
Unrealized loss on equity securities	2,607	3,445	3,149	22,839
Adjusted EBITDA	$(11,716)	$47,851	$(70,862)	$(56,560)

Operating Costs per Available Seat Mile (CASM)

The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended September 30,				Nine months ended September 30,
	2023		2022		2023		2022
	(in thousands, except CASM data)
GAAP Operating Expenses	$782,596		$744,526		$2,229,135		$2,087,499
Adjusted for:
CBA related expense	—		—		(17,727)		(4,678)
Contract termination amortization	—		—		24,085		—
Special items	—		(6,303)		—		(6,303)
Gain (loss) on sale of aircraft	—		—		(392)		2,578
Gain on sale of commercial real estate	—		—		10,179		—
Operating Expenses excluding non-recurring items	$782,596		$738,223		$2,245,280		$2,079,096
Aircraft fuel, including taxes and delivery	(200,069)		(225,999)		(564,075)		(603,873)
Operating Expenses excluding fuel and non-recurring items	$582,527		$512,224		$1,681,205		$1,475,223
Available Seat Miles	5,168,883		4,964,785		15,100,831		13,744,129
CASM - GAAP	15.14	¢	15.00	¢	14.76	¢	15.19	¢
Aircraft fuel, including taxes and delivery	(3.87)		(4.55)		(3.74)		(4.40)
CBA related expense	—		—		(0.12)		(0.03)
Contract termination amortization	—		—		0.16		—
Special items	—		(0.13)		—		(0.05)
Gain (loss) on sale of aircraft	—		—		—		0.02
Gain on sale of commercial real estate	—		—		0.07		—
CASM excluding fuel and non-recurring items	11.27	¢	10.32	¢	11.13	¢	10.73	¢

	Estimated three months ending December 31, 2023					Estimated year ending December 31, 2023
	(in thousands, except CASM data)					(in thousands, except CASM data)
GAAP operating expenses	$792,946		-	$833,045		$3,016,324		-	$3,080,544
Aircraft fuel, including taxes and delivery	(209,236)		-	(215,215)		(771,452)		-	(781,830)
Less: non recurring items	—		-	—		16,145		-	16,145
Adjusted operating expenses	$583,710		-	$617,830		$2,261,017		-	$2,314,859
Available seat miles	5,014,621		-	5,162,837		20,085,990		-	20,272,836
CASM - GAAP	15.81	¢	-	16.14	¢	15.02	¢	-	15.20	¢
Aircraft fuel, including taxes and delivery	(4.17)		-	(4.17)		(3.84)		-	(3.86)
Less: non recurring items	—		-	—		0.08		-	0.08
CASM excluding fuel and non-recurring items	11.64	¢	-	11.97	¢	11.26	¢	-	11.42	¢
Pre-tax margin

The Company excludes changes in fair value of equity securities and fuel derivative contracts, fluctuations and exchange rates on debt instruments denominated in foreign currency, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Pre-Tax Margin, as reported	(8.3)%	(1.5)%	(9.8)%	(12.1)%
CBA ratification bonus	—	—	0.9	0.2
Contract termination amortization	—	—	(1.2)	—
Special items	—	0.9	—	0.3
Loss (gain) on sale of aircraft	—	—	—	(0.1)
Gain on sale of commercial real estate	—	—	(0.5)	—
Interest income on federal tax refund	—	—	(0.2)	—
Changes in fair value of fuel derivative contracts	(1.0)	0.1	(0.1)	0.1
Loss on extinguishment of debt	—	—	—	0.5
Unrealized gain on foreign debt	(0.6)	(1.3)	(0.9)	(2.2)
Unrealized loss on equity securities	0.4	0.5	0.1	1.2
Adjusted Pre-Tax Margin	(9.5)%	(1.3)%	(11.7)%	(12.1)%